UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 27, 2011

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (281) 272-9331

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2011, Opexa Therapeutics, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Agreement”) with Jaye Thompson, Ph.D., Senior Vice President of Clinical Development and Regulatory Affairs.  The Agreement amends and restates her prior agreement dated November 16, 2009.  Pursuant to the Agreement, Dr. Thompson will be compensated at the rate of $200,000 per annum and is eligible to receive an annual discretionary bonus of up to 20% of her base salary per 12-month period, based on the achievement of objectives to be established by the Company’s Board of Directors and Chief Executive Officer.  In addition, Dr. Thompson accrues four weeks of vacation per calendar year and receives the Company’s standard benefits and insurance coverage as generally provided to its management.

Dr. Thompson’s employment may be terminated at any time voluntarily by her or without Cause (as defined in the Agreement) by the Company.  In the event Dr. Thompson’s employment is terminated by the Company without Cause, Dr. Thompson will be entitled to receive a severance payment equal to six months of her base salary.  In addition, in the event of a Change of Control (as defined in the Agreement) and Dr. Thompson’s employment is terminated without Cause or Dr. Thompson resigns for Good Reason (as defined in the Agreement) within 12 months of such Change of Control, Dr. Thompson will be entitled to receive a severance payment equal to six months of her base salary and all unvested equity awards will immediately vest in full and become exercisable pursuant to their terms.  The severance benefits are subject to Dr. Thompson having been continuously employed through the termination event, executing and delivering a general release and waiver of claims in favor of the Company, not being in material breach of the Agreement or the Company’s proprietary information and inventions agreement, and not engaging in any activity which is competitive with the Company during the term of the Agreement or while receiving the severance benefits.

The timing of any payments to Dr. Thompson under the Agreement are subject to applicable requirements of Section 409A of the Internal Revenue Code of 1986 and the related Treasury Regulations.

The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated June 27, 2011 between Opexa Therapeutics, Inc. and Jaye Thompson, Ph.D.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2011	OPEXA THERAPEUTICS, INC.

	By:	/s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement dated June 27, 2011 between Opexa Therapeutics, Inc. and Jaye Thompson, Ph.D.

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